UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): September 10, 2008 (September 4, 2008)

Sona Mobile Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2008, the Company received the balance of the $2,500,000 licence fee from Bet Limited, eBet Gaming Systems Pty. Ltd. and eBet Systems Pty. Ltd. (collectively, “eBet”).  As such, all conditions of closing have been met and the transaction has closed.

Previously in a Form 8-k dated August 22, 2008, the Company announced that it had entered into a Licence and Distribution Agreement (the “License Agreement”) with eBet Limited, eBet Gaming Systems Pty. Ltd. and eBet Systems Pty. Ltd. (collectively, “eBet”) for the license of the Company’s software applications and for the distribution of eBet’s products and software applications.  Pursuant to the terms of the License Agreement, the parties would also enter into a Master Services Agreement (the “Services Agreement”), which was executed on August 25, 2008, as stated in the Form 8-k dated August 29, 2008 for the Company.

As previously stated in a Form 8-k dated August 29, 2008, on August 29, 2008, the Company also entered into a Second Amendment to the Licence and Distribution Agreement (the “Second Amendment”) to extend the closing date until September 5, 2008.  eBet had released $1,500,000 to the Company in addition to the $250,000 that was paid upon the execution of the License Agreement, leaving only $750,000 to be paid at closing.  On September 5, 2008, the Company received the $750,000.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2008, the Board of Directors (“Board”) of the Company terminated Shawn Kreloff for cause from his position as President and Chief Executive Officer, effective as of close of business on Wednesday, September 10, 2008.  Pursuant to Mr. Kreloff’s Employment Agreement, dated as of August 28, 2006 between the Company and Shawn Kreloff (incorporated by reference to Exhibit 10.2 to the Company Quarterly Report on 10-QSB, filed November 14, 2006), Mr. Kreloff is only entitled to receive his salary and accrued benefits through termination.  Further, all stock options granted after June 30, 2006 in which Mr. Kreloff has any right, vested or unvested shall be cancelled.

Previously on July 16, 2008 (as reported in a Form 8-k dated July 18 2008), Mr. Kreloff was placed on administrative leave from his position as CEO and was compensated according to the original terms and conditions of his employment agreement during his leave of absence.

Further, on September 4, 2008, the Board voted to remove Mr. Kreloff as Chairman of the Board of the Company.  Mr. Kreloff remains a Director.

On September 4, 2008, the Board appointed Mr. Robert P. Levy as the Chairman of the Board to replace Mr. Kreloff.  Mr. Levy has been a Director of the Company since his election on May 29, 2007.

On September 9, 2008, Ian Raymond James was elected to the Board of the Company, as contemplated by the Services Agreement. Mr. James is currently a Director of eBet Limited.  In addition, Mr. James is a lawyer, admitted to practice in England, Wales, Hong Kong and most of the states in Australia, and has been practicing for over twenty five years.

On September 9, 2008, Anthony “Tony” Toohey was appointed as President and Chief Executive Officer of the Company.  Mr. Toohey will be compensated pursuant to the terms of the Services Agreement.  Previously in a Form 8-k dated September 5, 2008, the Company announced that Mr. Toohey was elected to the Board of the Company.  Mr. Toohey will also remain the CEO and Managing Director of eBet Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: September 10, 2008	By:	/s/ Stephen Fellows
Name: Stephen Fellows Title: Chief Financial Officer